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Fingerhut Receivables, Inc.                                     Fingerhut Master Trust                           Monthly Report
Certificateholder's Statement                                       Series 1994-1                                        Jun-97
Section 5.2                                         Class A         Class B         Class C          Class D         Total
(i)   Certificate Amount                        357,950,000.00   92,050,000.00   92,050,000.00   122,728,000.00  664,778,000.00
(ii)  Certificate Principal Distributed          59,658,333.33            0.00            0.00                    59,658,333.33
(iii) Certificate Interest Distributed            1,845,555.40      498,380.43      530,086.55                     2,874,022.38
      Total Distribution per $1,000 Certificate
      (Original Class A Certificate Amount = $715,900,000.00)
      Certificate Principal Distributed per $1,000  83.3333333       0.0000000       0.0000000
      Certificate Interest Distributed per $1,000    2.5779514       5.4142361       5.7586806
(iv) Principal Collections                       50,388,927.50    6,478,978.60    6,478,978.60     8,638,262.78   71,985,147.48
(v)  Imputed Yield Collections                    9,483,880.61    2,159,659.53    2,159,659.53     2,870,047.91   16,673,247.58
     Recoveries                                   1,063,325.29      273,443.48      273,443.48       364,575.46    1,974,787.71
     Interest Earned on Prefunded Accounts                0.00            0.00            0.00             0.00            0.00
	       Total Imputed Yield Collections          10,547,205.90    2,433,103.01    2,433,103.01     3,234,623.37   18,648,035.29
	       Total Collections                        60,936,133.40    8,912,081.61    8,912,081.61    11,872,886.15   90,633,182.77
(vi) Aggregate Amount of Principal Receivables                                                                 1,248,711,989.78
     Invested Amount (End of Month)             357,950,000.00   92,050,000.00   92,050,000.00   122,728,000.00  664,778,000.00
     Floating Allocation Percentage                28.6655372%      7.3715958%      7.3715958%       9.8283672%     53.2370959%
     Invested Amount (Beginning of Month)       417,608,333.35   92,050,000.00   92,050,000.00   122,728,000.00  724,436,333.35
     Average Daily Invested Amount                                                                               707,118,624.56
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                         74.70%  1,243,717,986.68
       30 Days to 59 Days                                                                               7.57%    126,073,414.84
       60 Days to 89 Days                                                                               3.99%     66,389,796.06
       90 Days and Over                                                                                13.74%    228,768,122.12
	       Total Receivables                                                                             100.00%  1,664,949,319.70
 (viii) Aggregate Investor Default Amount                                                                         11,438,756.78
	As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                     21.09%
 (ix)  Certificate Charge-Offs
       Class A                                                                                                             0.00
       Class B                                                                                                             0.00
       Class C                                                                                                             0.00
	 Total Certificate Charge-Offs                                                                                      0.00
 (x)   Servicing Fee
       Class A                                                                                                       696,013.92
       Class B                                                                                                       153,416.76
       Class C                                                                                                       153,416.76
       Class D                                                                                                       204,546.72
	 Total Servicing Fee                                                                                       1,207,394.16
 (xi)  Pool Factor
       Class A                                                                                                        0.4166667
       Class B                                                                                                        1.0000000
       Class C                                                                                                        1.0000000
 (xii) Reallocated Principal Collections
       Class B                                                                                                             0.00
       Class C                                                                                                             0.00
       Class D  ** Everything was reimbursed by the end of the fiscal month.                                       2,169,419.53
 (xiii) Excess Funding Account Balance                                                                                     0.00
	Prefunding Account Balance                                                                                         0.00
 (xiv) Class C Trigger Event Occurrence                                                                                    None
       Class C Reserve Amount                                                                                               N/A
 Average Net Portfolio Yield                                                                                           13.2903%
 Minimum Base Rate                                                                                                      8.1405%
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